Exhibit 99.1

CSFB Insurance Conference November 16, 2005

Safe Harbor Statement

Cautionary Statement under “Safe Harbor,” Provision of the Private Securities Litigation Act of 1995: This presentation contains various forward-looking statements and includes assumptions concerning our operations, future results and prospects. Statements included herein, as well as statements made by or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission (the “SEC”), or in our communications and discussions with investors and analysts at this conference or in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this presentation should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to PXRE Group’s public filings with the SEC.

Non-GAAP Financial Measures

In certain instances when presenting PXRE’s results, management has included and discussed certain “non-GAAP” financial measures. For example, operating income excludes after-tax realized investment gains and losses and foreign exchange gains and losses, as well as other non-recurring items. These excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as operating income provides useful information regarding PXRE’s results of operations consistent with industry practices which enables investors, security analysts and rating agencies to make performance comparisons with PXRE’s competitors. The reconciliation of such non-GAAP financial measures to the applicable GAAP financial measures is included in PXRE’s press releases.

Market Opportunities

PXRE’s franchise is well positioned to take advantage of improved market conditions and gain market share

Katrina will most likely be largest natural peril industry loss ever, possibly doubling Hurricane Andrew, the next largest

Feedback from Monte Carlo, Baden Baden and PCI meetings was very positive

Substantial increases in rates and improvements in terms and conditions

These rate increases are on top of 2005 strong pricing environment

Proven ability to fully participate in post-event hard market opportunities

Almost all of PXRE’s lines of business will be positively impacted

Recent Hard Markets

	1993 to 1997	2002 to 2005 [2]

Growth in Average Annual	86%	330%
Net Earned Premium[1]

Average Loss Ratio	34.8%	43.8%

Average Combined Ratio	58.5%	77.1%

Average ROE	18.0%	20.6%

[1]	For example, average of 1993-1997 Net Earned Premium (NEP) less 1992 NEP, divided by 1992 NEP
[2]	2002 to June 30, 2005; excludes exited lines and impact of Hurricane Katrina; includes $143.7 million and 18.3 loss ratio points related to impact of 2004 Florida Hurricanes

The PXRE Franchise

Highly-focused provider of property catastrophe and risk excess reinsurance to the worldwide marketplace

• Established in 1986; the longest tenured short-tail specialist reinsurer

• One of the leading property retrocessional writers in the world

Strong underwriting team with proven long-term track record

Operations in Bermuda, Europe and the United States

“A-” rated by both A.M. Best and S&P

Retro Market Leader

PXRE is among the top four retrocessional market participants worldwide

Retro business is a unique niche with fewer competitors than traditional reinsurance

Underwriting retrocessional business requires specialized skills

PXRE’s proprietary models and market tenure allow it to successfully underwrite despite the lack of transparency

Client relationships are critical

Performance Through the Cycle

Geographically Diversified Business Mix

By Line of Business

By Geography

Price Changes

Retro	Over 35%
US Cat	Over 25%
Risk XS	Over 100%
Int’l Cat	Over 10%

Coverage Restrictions
Risk Excess – natural perils excluded
Retro – limited territorial scope
U.S. Cat – some will contain punitive reinstatement provisions, limitation of territorial scope
Cat on Direct & Facultative - will contain exposure resets, exclusion of binder business

Superior Underwriting Technology and Risk Management

Crucible
•	Risk management system
•	Combines proprietary retro and other models with 3rd party models
•	Capital allocated to each deal based on profitability and correlation
•	Allows 3rd party model optimization
Cap on zonal aggregates
•	Based on contractual limits
•	Monitored dynamically by Crucible
•	Set to ensure ability to fully participate after the event
•	Percent of capital varies with market conditions

Katrina Estimate

Estimate of net impact: $330 million
•	Approximately based on property industry loss of $40 billion
•	However, process was not market-share based
Methodology
•	Every contract contains a maximum exposure per event
•	All contracts with potential exposure in Gulf identified
•	Stochastic storms selected by AIR as most similar to Katrina and Rita were run against the portfolio
•	Underwriters performed ground-up review of all contracts with potential exposure to these storms, applying judgment and knowledge of client exposure to develop contract by contract estimates
•	Modeled loss estimate and ground-up estimate compared for reasonability
•	Process repeated multiple times with larger stochastic storms implying greater industry losses

Risk Controls Performed as Expected

Katrina validates PXRE risk controls. Our success was achieved by:
•	A focused, limited book of business
•	Clarity as to the interrelationship of business lines
•	Risk management not model based
•	Recall PXRE’s out-performance in 2004 where loss to premium was half of peer average

PXRE’s loss at an approximate $40B industry loss estimate is less than:
•	The stochastic PML’s provided to the ratings agencies
•	Our stated worst case event loss
•	Our brokers’ and clients’ expectations

Katrina was a significant loss for PXRE, but our balance sheet and market position remain strong and ready to capitalize on the current opportunities

Our monoline strategy leads to higher losses as a percent of capital and more powerful uplift from market conditions

Rating Agencies

	A.M. Best	Standard & Poor’s

Comments on PXRE	“As a global property catastrophe reinsurer, PXRE is exposed to high severity losses associated with catastrophic events on a worldwide basis. As a result of these events in 2005, property catastrophe pricing is expected to increase, which should benefit returns, barring any other catastrophic events. A.M. Best expects PXRE to manage its risk-adjusted capital and financial leverage ratios within acceptable ranges to support its new financial strength and debt ratings.”	“The ratings on PXRE reflect the companies' strong competitive position in the Bermuda catastrophe reinsurance and retrocessional market, historically strong operating performance, and upon the exchange of series D perpetual preferred to common equity, strong capital adequacy . The ratings also reflect the relatively high capital and earnings volatility borne from a monoline property catastrophe profiles compared with more diversified, multiline peers.”

Rating Today	A- “ Excellent” 4th highest of 16 ratings Under Review with Negative Implications	A- “ Strong” 7th highest of 22 ratings Credit Watch Negative

Credit Watch Negative To Come Off	“Additionally, the group’s A- (Excellent) rating will remain under review with negative implications pending PXRE’s successful completion of its capital plan. If the plan is executed in accordance with A.M. Best’s expectations, which include the exchange of preferred shares to common shares, the financial strength ratings of A- (Excellent) will likely be affirmed .”

We believe we will be removed from “under negative review” following the Shareholder Vote on November 18, 2005.	“Upon the successful exchange to common equity and after evaluating management’s progress in reducing prospective earnings and capital volatility, Standard & Poor's will most likely affirm the current ratings and assign a stable outlook .”

We believe we will be removed from “credit watch negative” following the Shareholder Vote on November 18, 2005.

Implications of Rating Agency Shift

S&P and A.M. Best have communicated revised capital adequacy ratios for monoline catastrophe writers, such as PXRE

The revised CAR ratios make it uneconomic to remain “A” rated

At an “A-” level, the risk/capital ratio is lower than “A” before the change:

	A.M. Best	S&P

PXRE Minimum Pre-Katrina “A” CAR	250%	180%

PXRE Minimum Post-Katrina “A-” CAR	225%	160%

Downgrades based on strategy, rather than claims paying ability, dramatically decreases negative impact in reinsurance market

We disagree with market commentary that the agencies’ change makes monoline strategy untenable

At an “A-” rating we can attract customers, deliver appropriate operational leverage and earn an attractive risk-adjusted return on equity

Capital Raise

Public: $115 million, common shares

Private: $375 million, Perpetual Preferred Shares, mandatorily exchangeable upon shareholder vote (expected November 18, 2005) into common shares

November 18 Vote
• “Yes” vote
Mandatory exchange of perpetual preferred into common shares
• “No” vote
No voting rights
Pro rata share of common share dividends
PIK dividend of 15% per annum stepping up by 2% per year for three years if shareholders do not vote to approve conversion to common shares by April 1, 2006
Senior to common shares
Certain additional consent rights related to corporate actions

PXRE Sponsored Cat Bond

Atlantic & Western Re Limited set up solely to enter into the PXRE reinsurance contract financed with catastrophe bond issuance
$200 million Class B Notes is largest B rated catastrophe bond ever issued
Provides $300 million of collateralized protection
•	Attaches at a 3.4% probability
•	Perils covered are East and Gulf Coast Hurricane, European Windstorm, and California Earthquake
•	Intended to reduce the impact of key zone 1/250 PMLs to 1/100 equivalents
•	Five-year term, callable at modest premium after two years, no premium after four years
•	Blended cost of 8.7% or approximately $26 million annually
Provides protection unavailable in reinsurance market - no reinsurer participation in bond
Significant rating agency benefit

Strong Capital Position

	Pro-Forma	Actual
	Sept. 30, 2005 [1]	31-Dec-04	$ Increase	% Increase

Shareholders’ Equity	913,963	696,555	217,408	31.2%
Debt	167,080	167,075	5	0.0%

Total Capital	1,081,043	863,630	217,413	25.2%

Surplus (after inter-company eliminations):
PXRE Bermuda	903,500	617,000	286,500	46.4%
PXRE US	138,000	224,926	(86,926)	-38.6%

Total Surplus	1,041,500	841,926	199,574	23.7%

Capital Raise	475,000

Capital Raise as a % of:
Katrina and Rita loss	136%
September 30, 2005 shareholders' equity [2]	108%

1  As disclosed in PXRE Group Ltd.'s Form 10-Q for the quarterly period ended September 30, 2005; excludes previously disclosed Wilma impact of $75 million to $90 million
2  Shareholders' equity was $440 million at September 30, 2005

Prudent Investment Philosophy

Capital preservation is key goal

High quality, low duration fixed income portfolio supplemented by a small fund-of-funds hedge fund portfolio

Very low correlation between underwriting and financial risks

Detailed portfolio guidelines and controls – diligent monitoring

Third party investment managers:

• Gen Re New England Asset Management (GRNEAM) – match liabilities with high quality fixed income securities

• Mariner Investments – manages alternative investments focusing on strategies with better risk adjusted returns than straight equity or fixed income portfolios

Fixed Income Portfolio – risk averse to interest rate and credit risks

	S&P 500	CISDM Index	PXRE Portfolio

Average Annual Return	8.28%	7.80%	10.82%

Standard Deviation	19.33	5.24	6.41